Exhibit 99.1

News Release	Chesapeake Granite Wash Trust
AUGUST 8, 2013

CHESAPEAKE GRANITE WASH TRUST ANNOUNCES

DISTRIBUTION OF $0.6900 PER COMMON UNIT

AUSTIN, TEXAS, AUGUST 8, 2013 – Chesapeake Granite Wash Trust (NYSE:CHKR) (the “Trust”) today announced its common unit distribution for the quarter ended June 30, 2013 (which primarily relates to production attributable to the Trust’s royalty interests from March 1, 2013 through May 31, 2013) will be $0.6900 per common unit. The Trust will also pay a distribution of $0.1432 per subordinated unit for the quarter. The distributions will be paid on August 29, 2013 to all common and subordinated unitholders of record at the close of business on August 19, 2013.

During the three-month production period ended May 31, 2013, total sales volumes and realized oil, natural gas liquids and natural gas prices were lower than initial Trust estimates. This resulted in quarterly income available for distribution of $0.5533 per unit, which is $0.1367 below the subordination threshold. As a result, the distribution per common unit is the subordination threshold of $0.6900 for the quarter.

The following table provides sales volumes, realized prices and revenue attributable to the Trust’s royalty interests, expenses of the Trust and distributable income available to unitholders for the production period from March 1, 2013 through May 31, 2013.

Sales volumes:
Oil (mbbl)	132
Natural gas liquids (mbbl)	267
Natural gas (mmcf)	2,894

Total oil equivalent volumes (mboe)	881
Average price received per production unit:(1)
Oil	$88.88
Natural gas liquids	$31.42
Natural gas	$2.65
Distributable income calculation (in thousands except per unit income):
Revenue less production taxes(1)	$27,262
Derivative settlement loss	(1,053)
Trust expenses	(342)

Distributable income available to unitholders	$25,867

Calculated distributable income per unit(2)	$0.5533

Distributable income per common unit(3)	$0.6900
Distributable income per subordinated unit(4)	$0.1432

(1)	Includes the effect of certain marketing, gathering and transportation deductions.
(2)	Based on 46,750,000 units issued and outstanding, consisting of 35,062,500 common units and 11,687,500 subordinated units.
(3)	Equal to subordination threshold of $0.6900 per common unit.
(4)	All subordinated shares are owned by Chesapeake Energy Corporation.

TRUSTEE CONTACT INFORMATION:	CHESAPEAKE GRANITE WASH TRUST
Bank of New York Mellon Trust Company, N.A.	919 Congress Avenue
Sarah Newell	Suite 500
855-802-1093	Austin, TX 78701
sarah.newell@bnymellon.com

Due to the timing of the payment of production proceeds to the Trust, quarterly distributions generally include royalties attributable to sales of oil, natural gas liquids and natural gas for three months, including the first two months of the quarter just ended and the last month of the prior quarter.

The Trust was formed by Chesapeake Energy Corporation (NYSE:CHK) (“Chesapeake”) in June 2011 and owns royalty interests in certain oil and natural gas properties in the Colony Granite Wash play in Washita County, Oklahoma. The Trust is entitled to receive proceeds from the sale of production attributable to the royalty interests. As described in the Trust’s filings with the Securities and Exchange Commission (the “SEC”),, the amount of Trust revenues and the quarterly distributions to Trust unitholders will fluctuate from quarter to quarter, depending on the timing of initial sales from the development wells drilled by Chesapeake in which the Trust receives an interest, the sales volume of oil, natural gas liquids and natural gas attributable to the Trust’s royalty interests and the prices received for such sales, amounts realized and paid under the Trust’s hedging arrangements and the amount of the Trust’s administrative expenses, among other factors.

For additional information regarding the Trust and its results of operations and financial condition, please refer to the Trust’s SEC filings, including the Trust’s Quarterly Report on Form 10-Q for the second quarter of 2013, which was filed with the SEC today.

Conference Call Information

Chesapeake will host a conference call to discuss the results on Friday, August 9, 2013 at 10:00 am EDT. The telephone number to access the conference call is 913-312-1454 or toll-free 866-288-0541. The passcode for the call is 6765830. We encourage those who would like to participate in the call to place calls between 9:50 and 10:00 am EDT.

For those unable to participate in the conference call, a replay will be available for audio playback at 12:00 pm EDT on Friday, August 9, 2013 and will run through 12:00 pm EDT on Friday, August 23, 2013. The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112. The passcode for the replay is 6765830.

The conference call will also be webcast live on the Trust’s website at www.chkgranitewashtrust.com in the “Investors” section of the website. The webcast of the conference call will be available on the Trust’s website for one year.

ABOUT CHESAPEAKE GRANITE WASH TRUST:

Chesapeake Granite Wash Trust (NYSE: CHKR) is a Delaware statutory trust formed by Chesapeake Energy Corporation to own certain royalty interests in oil, natural gas liquids and natural gas wells in Washita County, Oklahoma producing from the Colony Granite Wash play within the broader Granite Wash formation of the Anadarko Basin. The common units do not represent interests in and are not obligations of Chesapeake Energy Corporation. The common units are listed on the New York Stock Exchange under the symbol CHKR. Further information is available at www.chkgranitewashtrust.com where Chesapeake Granite Wash Trust routinely posts announcements, updates, investor information and news releases.

Pursuant to IRC Section 1446, withholding tax on income effectively connected to a U.S. trade or business allocated to foreign partners should be made at the highest marginal rate. Under Section 1441, withholding tax on fixed, determinable, annual, periodic income from U.S. sources allocated to foreign partners should be made at 30% of gross income unless the rate is reduced by treaty. This release is intended to be a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b) by Chesapeake Granite Wash Trust, and while specific relief is not specified for Section 1441 income, this disclosure is intended to suffice. Nominees and brokers should withhold 35% of the distribution made to foreign partners.

This news release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this news release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. Although Chesapeake has advised the Trust that Chesapeake believes that the expectations contained in this press release are reasonable, no assurances can be given that such expectations will prove to be correct. The anticipated distribution discussed herein is based, in part, on the amount of cash received or expected to be received by the Trust from Chesapeake with respect to the relevant quarterly period. Any differences in actual cash receipts by the Trust could affect this distributable amount. Other important factors that could cause actual results to differ materially include expenses of the Trust and reserves for anticipated future expenses. Neither Chesapeake nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this news release. An investment in common units issued by Chesapeake Granite Wash Trust is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2012, as well as other risks identified in the Trust’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. The Trust’s annual, quarterly and other filed reports are or will be available at the SEC’s website at www.sec.gov. The Trust does not intend, and assumes no obligations, to update any of the statements included in this news release.